Exhibit 3.6

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/17/2001
010407894 - 2103295

CERTIFICATE OF ELIMINATION

OF

COMMUNICATION INTELLIGENCE CORPORATION

Communication Intelligence Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.                                      On December 19, 1996, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 600,000 shares of 5% Cumulative Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), and established the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions with respect thereto, and on December 27, 1996, filed a Certificate of Designation in the office of the Secretary of State of Delaware with respect to such Series A Preferred Stock (the “Series A Certificate of Designation”).

2.                                      As of the date hereof, none of the authorized shares of the Series A Preferred Stock are outstanding and none will be issued pursuant to the Series A Certificate of Designation.

3.                                      On November 21, 1997, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 340,000 shares of Series B 5% Cumulative Convertible Preferred Stock. par value $0.01 per share (the “Series B Preferred Stock”), and established the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions with respect thereto, and on November 25, 1997, filed a Certificate of Designation in the office of the Secretary of State of Delaware with respect to such Series B Preferred Stock (the “Series B Certificate of Designation”).

4.                                      As of the date hereof, none of the authorized shares of the Series B Preferred Stock are outstanding and none will be issued pursuant to the Series B Certificate of Designation.

5.                                      On August 17, 2001, the Board of Directors, by Unanimous Written Consent, adopted resolutions authorizing the eliminations of the Series A Preferred Stock and the Series B Preferred Stock as set forth herein:

WHEREAS, there are no shares of the Series A and Series B 5% Cumulative Convertible Preferred Stock of the Company (the “Series A Preferred Stock” and the “Series B Preferred Stock,” respectively) outstanding and none will be issued pursuant to the Certificates of Designation of the Company filed with the Secretary of the State of Delaware (together the “Certificates of Designation”) on December 27, 1996 and November 25, 1997, respectively.

WHEREAS, the Board desires to eliminate the Certificates of Designation.

NOW, THEREFORE, be it:

RESOLVED, that the form, terms and provisions of the Company’s Certificate of Elimination, in the form annexed hereto as Schedule A-1, are hereby approved and adopted in all respects, with such changes, additions and modifications thereto as such officer or officers of the Company executing the same shall deem necessary or appropriate, the authority therefor to be conclusively evidenced by such officer’s execution and delivery thereof; and be it further

RESOLVED, that the Certificate of Elimination be filed with the Secretary of the State of Delaware, which shall have the effect of eliminating from the Company’s Certificate of Incorporation all references to both the Series A Preferred Stock and the Series B Preferred Stock; and be it further

RESOLVED, that the Chairman of the Board, President, Chief Financial Officer or any other appropriate officer of the Company be, and each of them hereby is, authorized, empowered and directed, from time to time, to take such additional actions and to execute, certify, deliver, file and record with the appropriate judicial, public and governmental authorities or any other persons or entities, such additional agreements, documents and instruments as may be necessary or appropriate to implement the provisions of the foregoing resolutions and to consummate the transactions contemplated thereby, the execution, certification, delivery, filing and recording of such agreements, documents and instruments and the taking of such action to be the conclusive evidence of the authority therefor.

6.             In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all references to the Series A Preferred Stock and the Series B Preferred Stock.

IN WITNESS WHEREOF, COMMUNICATION INTELLIGENCE CORPORATION has caused this certificate to be signed by Marjorie Bailey, its Vice-President and Chief Financial Officer, this 17th day of August, 2001.

COMMUNICATION INTELLIGENCE CORPORATION

By:	/s/ Marjorie Bailey
Marjorie Bailey
Vice-President and Chief Financial Officer